Exhibit 107

Calculation of Filing Fee Tables

F-4

(Form Type)

BP p.l.c

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid		Ordinary shares, par value $0.25 per share		165,164,448	N/A	$872,137,104		$80,847.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$872,137,104		$80,847.11
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$80,847.11

(1)

The BP p.l.c (“BP”) ordinary shares, par value $0.25 each (“BP Ordinary Shares”), will be issued in the form of American depositary shares, each representing six BP Ordinary Shares (“BP ADSs”). The BP ADSs have been or will be registered under a separate registration statement on Form F-6.

(2)

Represents the estimated maximum number of BP Ordinary Shares to be issuable upon the completion of the merger described herein. The number of BP Ordinary Shares being registered is based on (a)(i) 47,837,828 common units, representing limited partner interests (“BPMP Common Units”), of BP Midstream Partners LP (“BPMP”), issued and outstanding as of December 17, 2021 to entities not affiliated with BP and (ii) 18,534 BPMP Common Units reserved for issuance pursuant to outstanding awards under the BP Midstream Partners LP 2017 Long-Term Incentive Plan as of December 17, 2021 or that may be granted after such date and prior to the completion of the mergers and (b) the exchange ratio, as set forth in the Agreement and Plan of Merger described herein, of 0.575 BP ADSs per BPMP Common Unit.

(3)

Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act.

(4)

The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933 at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.